SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                        THE SECURITIES EXCHANGE ACT 1934

Date of Report:  MARCH 30, 1998

                               US DIAGNOSTIC INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State of other jurisdiction of incorporation)

               1-13392                               11-3146389
       (Commission File Number)           (IRS Employer Identification No.)

777 SOUTH FLAGLER DRIVE, SUITE 1201, EAST TOWER, WEST PALM BEACH, FLORIDA  33401
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone no. including area code:        (561)832-0006


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Item 5.    OTHER EVENTS

On March 30, 1998, the Company entered into a definitive agreement to sell certain non-core assets, specifically the Company's mobile subsidiary Medical Diagnostics, Inc. ("MDI") to Alliance Imaging Inc. for $35.6 million in cash, including assumption of debt. The agreement, which is subject to Hart-Scott-Rodino clearance, is expected to close in May 1998. The proceeds of the sale will be used to reduce the Company's debt and to bolster the Company's cash reserves, which have been negatively affected by the events of 1997. Mobile imaging operations do not conform with the Company's core business of fixed site MRI and mutimodality imaging centers.

Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

99               Press Release dated March 31, 1998


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  US DIAGNOSTIC INC.

Dated:  April 1, 1998               By:  /S/ JOSEPH A. PAUL
                                         ------------------
                                         Joseph A. Paul
                                         President and Chief Executive Officer

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                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -----------

  99          Press Release dated March 31, 1998